UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 8, 2021

Western Capital Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52015	47-0848102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11550 “I” Street, Suite 150, Omaha, NE 68137

(Address of principal executive offices) (Zip Code)

(402) 551-8888

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(A) of the Exchange Act. ☐

Item 3.02.    Unregistered Sales of Equity Securities

The information in Item 8.01 is incorporated herein by reference.

Item 8.01.    Other Events

On January 8, 2021, Western Capital Resources, Inc., a Delaware corporation (OTCQB: WCRS), entered into a Merger Agreement with Swisher Acquisition, Inc., a Delaware corporation, and certain of Swisher Acquisition security holders. Swisher Acquisition is a manufacturer of lawn and garden power equipment and emergency safety shelters, and provider of turn-key manufacturing services to third parties. Pursuant to the Merger Agreement, on January 8, 2021, Western Capital Resources became the owner of all the equity interests of Swisher Acquisition pursuant to a merger of a wholly-owned subsidiary of Western Capital Resources with and into Swisher Acquisition.

In the merger, Western Capital Resources issued 408,000 shares of its common stock under a private placement exemption under Section 4(2) of the Securities Act of 1933, as amended, and paid cash, to the security holders of Swisher Acquisition. The security holders of Swisher Acquisition include Richard Miller, who is a director of Western Capital Resources, and BCP II Swisher, LLC, an affiliate of the controlling stockholders of Western Capital Resources, who received 16,801 and 390,596 shares of Western Capital Resources’ common stock, respectively. Based on the closing sale price of Western Capital Resources’ common stock of $6.75 per share on January, 7, 2021, the day before the merger, the value of the shares and cash received by Mr. Miller and BCP II Swisher, LLC was approximately $140,000 and $3.3 million, respectively. In addition, Western Capital Resources guaranteed a $2.5 million Note payable by Swisher Acquisition, Inc. to Blackstreet Capital Management, LLC, which is also controlled by affiliates of Western Capital Resources’ controlling stockholders.

To address the conflicts of interest of Mr. Miller and directors affiliated with Western Capital Resources’ controlling stockholders and Blackstreet Capital Management, the Board of Directors of Western Capital Resources appointed a special committee to consider the approval of the merger. The special committee’s sole member, Ellery Roberts, is independent and does not have a conflict with respect to the merger. When it approved the merger, the committee considered a number of factors, including the fairness opinion of Lincoln International LLC, which determined that the consideration paid by Western Capital Resources in the merger is fair, from a financial point of view, to Western Capital Resources.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Capital Resources, Inc.

Date: January 12, 2021	By:	/s/ John Quandahl
John Quandahl Chief Executive Officer